                                                                     Exhibit 5.1

                                    [Letterhead]

                                 April 23, 1999






                                                         (File No.) 027584-0001



TransDigm Inc.
TransDigm Holding Company
Marathon Power Technologies Company
ZMP, Inc.
Adams Rite Aerospace, Inc.
8233 Imperial Drive
Waco, Texas 76712



              Re:    Registration Statement on Form S-4
                     TransDigm Inc.
                     TransDigm Holding Company
                     Marathon Power Technologies Company
                     ZMP, Inc.
                     Adams Rite Aerospace, Inc.
                     FILE NO. 333-71397


Ladies and Gentlemen:


          In connection with the registration of $125,000,000 in aggregate principal amount of 10-3/8% Senior Subordinated Notes due 2008 (the "New Notes") by TransDigm Inc., a Delaware corporation (the "Company"), and the guarantees of the New Notes (the "New Guarantees") by each of TransDigm Holding Company, a Delaware corporation ("Holdings"), Marathon Power Technologies Company, a Delaware corporation ("Marathon"), ZMP, Inc., a

Latham & Watkins
       TransDigm Inc.
       TransDigm Holding Company
       Marathon Power Technologies Company
       ZMP, Inc.
       Adams Rite Aerospace, Inc.
       April 23, 1999
       Page 2

California corporation ("ZMP"), and Adams Rite Aerospace, Inc., a California corporation ("Adams Rite Aerospace" and, together with Holdings, Marathon and ZMP, the "Guarantors"), in each case, under the Securities Act of 1933, as amended (the "Act"), on Form S-4 filed with the Securities and Exchange Commission (the "Commission") on January 29, 1999 (File No. 333-50219), as the same has been amended on or prior to the date hereof, and as it may be further amended (collectively the "Registration Statement"), you have requested our opinion with respect to the matters set forth below. The New Notes and the New Guarantees will be issued pursuant to an indenture, dated as of December 3, 1998, among the Company, Holdings and Marathon and State Street Bank and Trust Company, as trustee (the "Trustee"), as supplemented by a supplemental indenture, dated April 23, 1999, among the Company, the Guarantors and the Trustee (such indenture, as supplemented by such supplemental indenture, the "Indenture"). The New Notes and the New Guarantees will be issued in exchange for the Company's outstanding 10-3/8% Senior Subordinated Notes due 2008 (the "Old Notes") and the guarantees of the Old Notes by the Guarantors (the "Old Guarantees") on the terms set forth in the prospectus contained in the Registration Statement and the Letter of Transmittal filed as an exhibit thereto (the "Exchange Offer").

          In our capacity as your special counsel, we are familiar with the proceedings taken and proposed to be taken by the Company and the Guarantors in connection with the authorization and issuance of the New Notes and the New Guarantees, respectively, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner currently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

          In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies. As to facts material to the opinions, statements and assumptions expressed herein, we have, with your consent, relied upon oral or written statements and representations of officers and other representatives of the Company, the Guarantors and others.

          We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the States of New York and California and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of

Latham & Watkins
       TransDigm Inc.
       TransDigm Holding Company
       Marathon Power Technologies Company
       ZMP, Inc.
       Adams Rite Aerospace, Inc.
       April 23, 1999
       Page 3

Delaware, any other laws, or as to any matters of municipal law or the laws of any other local agencies within any state.

          Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

          (1) The New Notes to be exchanged for the Old Notes pursuant to the Exchange Offer have been duly authorized by all necessary corporate action on the part of the Company, and, when duly executed, issued and authenticated in accordance with the terms of the Exchange Offer and the Indenture and exchanged for the Old Notes in accordance with the terms of the Exchange Offer, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

          (2) Each of the New Guarantees has been duly authorized by all necessary corporate action on the part of the Guarantors, and, when duly executed and endorsed on the New Notes in accordance with the terms of the Indenture and upon the due execution, issuance and authentication of the New Notes in accordance with the terms of the Exchange Offer and the Indenture and exchange of the New Notes for the Old Notes in accordance with the terms of the Exchange Offer, will be the legally valid and binding obligation of each of the Guarantors, enforceable against each of the Guarantors in accordance with its terms.

          The opinions rendered in paragraphs 1 and 2 relating to the enforceability of the New Notes and the New Guarantees are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought and (iii) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in Section 4.06 of the Indenture.

          To the extent that the obligations of the Company or any of the Guarantors under the Indenture, the New Notes or the New Guarantees may be dependent upon such matters, we have assumed for purposes of this opinion that
(i) the Trustee (a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) has the requisite organizational and legal power and authority to perform its obligations under the Indenture; (c) is duly qualified to engage in the activities contemplated by the Indenture; (d) has duly authorized, executed and delivered the Indenture and
(e) has complied with any applicable requirement to file returns and pay taxes under the Franchise Tax Law of the State of California; (ii) the Indenture is the legally valid and binding agreement of the Trustee, enforceable against

Latham & Watkins
       TransDigm Inc.
       TransDigm Holding Company
       Marathon Power Technologies Company
       ZMP, Inc.
       Adams Rite Aerospace, Inc.
       April 23, 1999
       Page 4


the Trustee in accordance with its terms; and (iii) that the Trustee is in compliance, generally and with respect to acting as Trustee under the Indenture, with all applicable laws and regulations. We have also assumed, with your consent, that the choice of law provisions in the Indenture would be enforced by any court in which enforcement thereof might be sought.

          We have not been requested to express and, with your knowledge and consent, do not render any opinion as to the applicability to the obligations of the Company and the Guarantors under the Indenture, the New Notes and the New Guarantees, as applicable, of Sections 547 and 548 of the Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor & Creditor Law) relating to preferences and fraudulent transfers and obligations.

          We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained under the heading "Legal Matters."

                                      Very truly yours,

                                      /s/ Latham & Watkins